Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER NET INCOME

OF $169.7 MILLION, EARNINGS PER COMMON SHARE OF $0.70.

FULL YEAR NET INCOME

OF $731.3 MILLION, EARNINGS PER COMMON SHARE OF $2.99.

(Chicago, January 22, 2014) Northern Trust Corporation today reported fourth quarter net income per diluted common share of $0.70, up from $0.69 in the fourth quarter of 2012 and down from $0.84 in the third quarter of 2013. Net income was $169.7 million in the current quarter, up 1% from $167.7 million in the prior year fourth quarter, and down 18% from $206.5 million in the prior quarter. Return on average common equity was 8.7% in the current quarter, compared to 8.8% in the prior year quarter and 10.6% in the prior quarter.

The current quarter includes a $19.2 million pre-tax charge ($11.9 million after tax, or $0.05 per common share) in connection with an agreement to resolve certain long-standing class action litigation. Excluding the charge, fourth quarter results would have reflected net income per common share of $0.75, net income of $181.6 million, and return on average common equity of 9.3%. The prior quarter included a $32.6 million pre-tax gain ($20.3 million after tax, or $0.08 per common share) on the sale of an office building property. Excluding the gain, the prior quarter results would have reflected net income per common share of $0.76, net income of $186.2 million, and return on average common equity of 9.6%.

Reported net income per common share for the full year was $2.99, compared to the prior year’s $2.81 per common share. Net income for 2013 totaled $731.3 million, up $44.0 million, or 6%, from the prior year’s $687.3 million.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Our fourth quarter and full year results reflect continued focus on serving our clients and improving the profitability and returns of our business. Our return on equity improved to 9.5% in 2013 from 9.3% in 2012 and 8.6% in 2011. We increased our quarterly dividend to $0.31 per share and repurchased 5.5 million shares in 2013, returning $609.0 million in capital to our shareholders compared to $449.8 million in 2012.

Strong new business and higher equity markets drove client assets under custody and under management up 16% and 17%, respectively, compared to the prior year.

Despite 8% growth in trust, investment and other servicing fees, overall revenue growth of 5% in 2013 was dampened by the challenging interest rate environment. Expense growth of 4% reflects the growth in our business and ongoing investment to support technology initiatives and regulatory and compliance requirements.”

FOURTH QUARTER 2013 PERFORMANCE VS. FOURTH QUARTER 2012

Net income per common share was $0.70 in the fourth quarter of 2013 compared to $0.69 in the fourth quarter of 2012. Net income for the current quarter was $169.7 million, up 1% from $167.7 million in the prior year quarter. The current quarter includes the $19.2 million pre-tax charge in connection with the agreement to resolve certain long-standing class action litigation related to the Corporation’s securities lending program. The prior year quarter included restructuring and integration related pre-tax charges of $8.2 million ($5.2 million after tax, or $0.02 per common share).

Consolidated revenue of $1.05 billion in the current quarter was up $75.5 million, or 8%, from $969.7 million in the prior year quarter. Noninterest income, which represented 76% of revenue, increased $59.8 million, or 8%, to $795.3 million from the prior year quarter’s $735.5 million, primarily reflecting higher trust, investment and other servicing fees and foreign exchange trading income. Net interest income for the quarter on a fully taxable equivalent (FTE) basis increased $15.5 million, or 7%, to $259.1 million compared to $243.6 million in the prior year quarter, due to higher levels of average earning assets, partially offset by a decrease in the net interest margin.

FOURTH QUARTER 2013 PERFORMANCE VS. FOURTH QUARTER 2012 (continued)

Trust, investment and other servicing fees were $673.8 million in the current quarter, up $51.2 million, or 8%, from $622.6 million in the prior year quarter. The increase primarily reflects new business and the favorable impact of equity markets, partially offset by higher waived fees in money market mutual funds.

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides the assets under custody and assets under management of Northern Trust’s Corporate & Institutional Services (C&IS) and Wealth Management business units.

($ In Billions)	December 31, 2013	September 30, 2013	December 31, 2012	% Change Q4-13/Q3-13	% Change Q4-13/Q4-12
Assets Under Custody
Corporate & Institutional	$5,079.7	$4,766.5	$4,358.6	7%	17%
Wealth Management	496.0	470.5	446.3	5	11

Total Assets Under Custody	$5,575.7	$5,237.0	$4,804.9	6%	16%

Assets Under Management
Corporate & Institutional	$662.7	$634.6	$561.2	4%	18%
Wealth Management	221.8	211.6	197.7	5	12

Total Assets Under Management	$884.5	$846.2	$758.9	5%	17%

C&IS trust, investment and other servicing fees increased $26.8 million, or 8%, to $371.1 million in the current quarter from the prior year quarter’s $344.3 million.

($ In Millions)	Q4 2013	Q4 2012	Change Q4 2013 from Q4 2012
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$251.3	$224.7	$26.6	12%
Investment Management	74.9	74.2	0.7	1
Securities Lending	21.8	20.3	1.5	7
Other	23.1	25.1	(2.0)	(8)

Total	$371.1	$344.3	$26.8	8%

Custody and fund administration fees, the largest component of C&IS fees, increased 12%, primarily driven by new business and the favorable impact of equity markets. C&IS investment management fees increased 1%. New business and the favorable impact of equity markets were offset by higher waived fees in money market mutual funds.

FOURTH QUARTER 2013 PERFORMANCE VS. FOURTH QUARTER 2012 (continued)

Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $14.7 million in the current quarter, compared to waived fees of $5.7 million in the prior year quarter. Securities lending revenue increased 7%, primarily reflecting higher volumes in the current quarter.

Trust, investment and other servicing fees in Wealth Management totaled $302.7 million in the current quarter, increasing $24.4 million, or 9%, from $278.3 million in the prior year quarter. The increased fees in the current quarter are primarily due to higher equity markets and new business, partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in Wealth Management totaled $16.2 million in the current quarter compared with $9.6 million in the prior year quarter.

Foreign exchange trading income totaled $50.8 million, up $10.0 million, or 25%, compared with $40.8 million in the prior year quarter. The increase is attributable to higher trading volumes and currency market volatility compared to the prior year quarter.

Other operating income totaled $38.2 million in the current quarter, up 8% from $35.7 million in the prior year quarter.

Net interest income for the quarter on an FTE basis totaled $259.1 million, up $15.5 million, or 7%, compared to $243.6 million in the prior year quarter. The increase is the result of higher levels of average earning assets, partially offset by a decline in the net interest margin to 1.12% from 1.17% in the prior year quarter. Average earning assets for the quarter were $91.60 billion, up $8.71 billion, or 11%, from $82.89 billion in the prior year quarter, due to higher levels of client deposits and short-term borrowings. The decline in the net interest margin primarily reflects lower yields on earning assets, partially offset by a lower cost of interest-related funds.

The provision for credit losses was $5.0 million in both the current quarter and the prior year quarter. Net charge-offs totaled $14.6 million for the current quarter, resulting from $19.5 million of charge-offs and $4.9 million of recoveries, compared to $5.4 million of net charge-offs in the prior year quarter, resulting from $16.1 million of charge-offs and $10.7 million of recoveries. Nonperforming assets were relatively unchanged from the prior year quarter. Residential real estate loans and commercial real estate loans accounted for 72% and 19%, respectively, of total nonperforming loans and leases at December 31, 2013.

FOURTH QUARTER 2013 PERFORMANCE VS. FOURTH QUARTER 2012 (continued)

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	December 31, 2013	September 30, 2013	December 31, 2012
Nonperforming Assets
Nonperforming Loans and Leases	$262.8	$270.1	$254.8
Other Real Estate Owned	11.9	13.9	20.3

Total Nonperforming Assets	274.7	284.0	275.1

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	278.1	287.2	297.9
Undrawn Loan Commitments and Standby Letters of Credit	29.8	30.3	29.7

Total Allowance for Credit Losses	$307.9	$317.5	$327.6

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.89%	0.93%	0.86%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.95%	0.99%	1.01%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.1x	1.1x	1.2x

Noninterest expense totaled $794.5 million in the current quarter, up $53.0 million, or 7%, from $741.5 million in the prior year quarter, reflecting the current quarter $19.2 million pre-tax charge as well as higher compensation, outside services, and equipment and software expense.

Compensation expense, the largest component of noninterest expense, equaled $334.8 million, up $18.5 million, or 6%, from $316.3 million in the prior year quarter, primarily attributable to higher staff levels. Staff on a full-time equivalent basis at December 31, 2013 totaled approximately 14,800, up 4% from a year ago. Employee benefit expense equaled $66.5 million, up 4% from $63.9 million in the prior year quarter.

FOURTH QUARTER 2013 PERFORMANCE VS. FOURTH QUARTER 2012 (continued)

Expense associated with outside services totaled $152.1 million, up $11.4 million, or 8%, from $140.7 million in the prior year quarter. The current quarter increase is primarily attributable to higher consulting expense, including costs associated with a growing set of regulatory and compliance requirements, as well as higher technical services and sub-custodian expense.

Equipment and software expense totaled $98.6 million, up $8.1 million, or 9%, from $90.5 million in the prior year quarter. The current quarter includes higher software amortization and related software support costs associated with the continued investment in technology related assets.

Occupancy expense equaled $43.8 million, down 5% from $46.2 million in the prior year quarter. The prior year quarter included $3.0 million of restructuring charges related to reductions in office space.

Other operating expense totaled $98.7 million, up $14.8 million, or 18%, from $83.9 million in the prior year quarter. The current quarter includes the $19.2 million pre-tax charge. The prior year quarter included $3.3 million of restructuring and integration related charges. Excluding the current and prior year charges, other operating expense decreased by 1% from the prior year quarter.

Income tax expense was $76.0 million in the current quarter, representing an effective tax rate of 30.9%, and $55.5 million in the prior year quarter, representing an effective tax rate of 24.9%. These compare to full year 2013 and 2012 effective tax rates of 32.0% and 30.7%, respectively. The prior year quarter included an $11.7 million tax benefit in connection with the resolution of certain leveraged lease related matters.

FOURTH QUARTER 2013 PERFORMANCE VS. THIRD QUARTER 2013

Net income per common share was $0.70 in the current quarter, compared with $0.84 in the third quarter of 2013. Net income for the current quarter totaled $169.7 million, down $36.8 million, or 18%, from $206.5 million in the prior quarter. Excluding the current quarter $19.2 million pre-tax charge in connection with the legal settlement, net income per common share and net income would have been $0.75 and $181.6 million, respectively. Excluding the prior

FOURTH QUARTER 2013 PERFORMANCE VS. THIRD QUARTER 2013 (continued)

quarter $32.6 million pre-tax gain on the sale of an office building property, net income per common share and net income in the prior quarter would have been $0.76 and $186.2 million, respectively.

Consolidated revenue was $1.05 billion in both the current and prior quarter. Excluding the prior quarter gain, consolidated revenue in the current quarter increased 3% as compared to the prior quarter. Noninterest income in the current quarter decreased $14.9 million, or 2%, to $795.3 million from the prior quarter’s $810.2 million, primarily attributable to lower other operating income and foreign exchange trading income, partially offset by higher trust, investment and other servicing fees. Net interest income for the current quarter on an FTE basis increased $14.3 million, or 6%, to $259.1 million from $244.8 million in the prior quarter, due to higher levels of average earning assets, partially offset by a decline in the net interest margin.

Trust, investment and other servicing fees totaled $673.8 million in the current quarter, up $25.8 million, or 4%, from $648.0 million in the prior quarter, primarily reflecting higher equity markets and new business.

C&IS trust, investment and other servicing fees totaled $371.1 million in the current quarter, up $11.3 million, or 3%, from $359.8 million in the prior quarter.

($ In Millions)	Q4 2013	Q3 2013	Change Q4 2013 from Q3 2013
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$251.3	$239.4	$11.9	5%
Investment Management	74.9	71.3	3.6	5
Securities Lending	21.8	22.7	(0.9)	(4)
Other	23.1	26.4	(3.3)	(12)

Total	$371.1	$359.8	$11.3	3%

C&IS custody and fund administration fees increased 5%, primarily driven by new business and the favorable impact of equity markets. Investment management fees, which include waived fees in money market mutual funds attributable to the low short-term interest rates, increased 5%, primarily due to new business and higher equity markets. Money market mutual fund fee waivers totaled $14.7 million in C&IS in the current quarter, compared to $15.3 million in the prior quarter. Securities lending revenue decreased 4%, reflecting lower volumes in the current quarter.

FOURTH QUARTER 2013 PERFORMANCE VS. THIRD QUARTER 2013 (continued)

Wealth Management trust, investment and other servicing fees were $302.7 million, up $14.5 million, or 5%, from $288.2 million in the prior quarter, primarily due to higher equity markets and new business. Money market mutual fund fee waivers in Wealth Management totaled $16.2 million in the current quarter, compared to $17.1 million in the prior quarter.

Foreign exchange trading income decreased $12.0 million, or 19%, to $50.8 million compared to $62.8 million in the prior quarter. The current quarter decrease reflects lower currency market volatility and trading volumes.

Other operating income in the current quarter totaled $38.2 million, down $29.0 million, or 43%, from $67.2 million in the prior quarter. The prior quarter included the $32.6 million pre-tax gain on the sale of an office building property. Excluding the prior quarter gain, other operating income in the current quarter increased by 10%.

Net interest income on an FTE basis in the current quarter totaled $259.1 million, up $14.3 million, or 6%, compared to $244.8 million in the prior quarter. The increase is primarily the result of higher levels of average earning assets, partially offset by a decline in the net interest margin. Average earning assets totaled $91.60 billion in the current quarter, up $6.07 billion, or 7%, compared to $85.53 billion in the prior quarter. The net interest margin decreased to 1.12% in the current quarter from 1.14% in the prior quarter, reflecting lower yields on earning assets, partially offset by a lower cost of interest-related funds.

The provision for credit losses totaled $5.0 million in both the current quarter and the prior quarter. Net charge-offs totaled $14.6 million for the current quarter resulting from $19.5 million of charge-offs and $4.9 million of recoveries, compared to $8.3 million of net charge-offs in the prior quarter resulting from $11.6 million of charge-offs and $3.3 million of recoveries. Nonperforming assets declined 3% as compared to the prior quarter.

Noninterest expense totaled $794.5 million in the current quarter, up $53.8 million, or 7% from $740.7 million in the prior quarter. Excluding the current quarter $19.2 million pre-tax charge, noninterest expense as compared to the prior quarter increased $34.6 million, or 5%, primarily reflecting higher compensation, outside services and other operating expense in the current quarter.

FOURTH QUARTER 2013 PERFORMANCE VS. THIRD QUARTER 2013 (continued)

Compensation expense totaled $334.8 million for the current quarter, up $10.2 million, or 3%, from $324.6 million in the prior quarter, primarily reflecting higher staff levels. Employee benefit expense totaled $66.5 million for the current quarter, up 5% from $63.5 million in the prior quarter, primarily due to higher costs associated with employee medical benefits.

Expense for outside services totaled $152.1 million, an increase of $6.2 million, or 4%, compared to $145.9 million in the prior quarter, primarily reflecting higher expense for legal services and increased sub-custodian expense in the current quarter.

Equipment and software expense totaled $98.6 million in the current quarter, up 3% from $95.5 million in the prior quarter. Occupancy expense totaled $43.8 million, relatively unchanged from $43.3 million in the prior quarter.

Other operating expense totaled $98.7 million, up $30.8 million, or 45%, from $67.9 million in the prior quarter. Excluding the current quarter $19.2 million pre-tax charge, other operating expense as compared to the prior quarter increased $11.6 million, or 17%, primarily reflecting higher charges associated with other account servicing activities as well as increased business promotion expense.

Total income tax expense was $76.0 million for the current quarter, representing an effective tax rate of 30.9%. Income tax expense was $95.0 million in the prior quarter, representing an effective tax rate of 31.5%.

FULL YEAR 2013 PERFORMANCE VS. FULL YEAR 2012

Reported net income per common share for the full year was $2.99, compared to the prior full year’s $2.81 per common share. Net income for 2013 totaled $731.3 million, up $44.0 million, or 6%, from the prior year’s $687.3 million. The performance in 2013 produced a return on average common equity of 9.5% compared to 9.3% in 2012. The return on average assets was 0.8% in 2013 compared with 0.7% in 2012.

FULL YEAR 2013 PERFORMANCE VS. FULL YEAR 2012 (continued)

The current year includes the $19.2 million pre-tax charge in connection with the legal settlement and a $12.4 million pre-tax write-off of certain fee receivables resulting from the correction of an accrual methodology followed in prior years, offset by the $32.6 million pre-tax gain on the sale of an office building property. The prior year included restructuring, acquisition and integration related pre-tax charges of $18.6 million, partially offset by the $11.7 million tax benefit in connection with the resolution of certain leveraged lease related matters. Excluding these current and prior year items, net income per common share and return on average common equity in both periods would have been unchanged from their reported amounts, while net income would have been $730.7 million in 2013, up $43.1 million, or 6%, from $687.6 million in 2012.

Consolidated revenue totaled $4.09 billion in 2013, an increase of $193.2 million, or 5%, from $3.90 billion in the prior year. Noninterest income increased $250.4 million, or 9%, to $3.16 billion from $2.91 billion in 2012, primarily reflecting higher trust, investment and other servicing fees and foreign exchange trading income. The increased noninterest income was partially offset by lower net interest income.

Net interest income on an FTE basis in 2013 totaled $965.6 million, a decrease of $65.5 million, or 6%, compared to $1.03 billion in 2012, primarily due to a decline in the net interest margin, partially offset by higher levels of average earning assets.

Noninterest expense totaled $2.99 billion in 2013, up $115.0 million, or 4%, from $2.88 billion in the prior year. The current year includes higher compensation and outside services expense, the $19.2 million pre-tax charge and higher charges associated with other account servicing activities, higher equipment and software expense, and increases in various other miscellaneous categories of other operating expense. The prior year included the $18.6 million pre-tax restructuring, acquisition and integration related charges.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.78 billion, up 3% from the prior year quarter’s average of $7.55 billion. The increase is primarily attributable to earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share

STOCKHOLDERS’ EQUITY (continued)

buyback program. During the three months and year ended December 31, 2013, the Corporation repurchased 2,144,788 shares at a cost of $122.9 million ($57.31 average price per share) and 5,545,401 shares at a cost of $310.0 million ($55.90 average price per share), respectively. The Corporation is authorized by its board of directors to repurchase up to 7.9 million common shares after December 31, 2013.

As reflected in the table below, the risk-based capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at December 31, 2013, with all ratios exceeding the U.S. regulatory requirements for classification as “well capitalized” institutions.

	December 31, 2013			September 30, 2013			December 31, 2012
	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio
Northern Trust Corporation	13.4%	15.8%	7.9%	13.6%	14.9%	8.3%	12.8%	14.3%	8.2%
The Northern Trust Company	11.5%	14.3%	6.8%	11.7%	13.3%	7.2%	11.9%	13.7%	7.6%
Minimum to Qualify as Well Capitalized	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%	6.0%	10.0%	5.0%

The following table provides the Corporation’s ratios of tier 1 capital and of tier 1 common equity to risk-weighted assets, as well as a reconciliation of tier 1 capital calculated in accordance with applicable U.S. regulatory requirements and GAAP to tier 1 common equity.

($ In Millions)	December 31, 2013	September 30, 2013	December 31, 2012
Ratios
Tier 1 Capital	13.4%	13.6%	12.8%
Tier 1 Common Equity	12.9%	13.1%	12.4%

Tier 1 Capital	$7,853.2	$7,849.5	$7,489.0
Less: Floating Rate Capital Securities	268.8	268.8	268.7

Tier 1 Common Equity	$7,584.4	$7,580.7	$7,220.3

Northern Trust is providing the tier 1 common equity ratio, a non-GAAP financial measure, in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

				Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$302.4	$9.2	$311.6	$291.1	$7.8	$298.9	$302.1	$9.4	$311.5
Interest Expense	52.5	—	52.5	54.1	—	54.1	67.9	—	67.9

Net Interest Income	$249.9	$9.2	$259.1	$237.0	$7.8	$244.8	$234.2	$9.4	$243.6

Net Interest Margin	1.08%		1.12%	1.10%		1.14%	1.12%		1.17%

	Twelve Months Ended
	December 31, 2013			December 31, 2012
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$1,155.5	$32.5	$1,188.0	$1,287.7	$40.8	$1,328.5
Interest Expense	222.4	—	222.4	297.4	—	297.4

Net Interest Income	$933.1	$32.5	$965.6	$990.3	$40.8	$1,031.1

Net Interest Margin	1.09%		1.13%	1.18%		1.22%

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including allowance levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2012 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast live on January 22, 2014. The live call will be conducted at 11.00 a.m. CT and is accessible on Northern Trust’s website at:

http://www.northerntrust.com/financialreleases

The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on January 22, 2014, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded for free through Northern Trust’s website. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FOURTH QUARTER
	2013	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$673.8	$622.6	8%
Foreign Exchange Trading Income	50.8	40.8	25
Treasury Management Fees	17.5	16.4	6
Security Commissions and Trading Income	14.6	20.0	(27)
Other Operating Income	38.2	35.7	8
Investment Security Gains (Losses), net	0.4	—	N/M

Total Noninterest Income	795.3	735.5	8

Net Interest Income
Interest Income	302.4	302.1	—
Interest Expense	52.5	67.9	(23)

Net Interest Income	249.9	234.2	7

Total Revenue	1,045.2	969.7	8

Provision for Credit Losses	5.0	5.0	—

Noninterest Expense
Compensation	334.8	316.3	6
Employee Benefits	66.5	63.9	4
Outside Services	152.1	140.7	8
Equipment and Software	98.6	90.5	9
Occupancy	43.8	46.2	(5)
Other Operating Expense	98.7	83.9	18

Total Noninterest Expense	794.5	741.5	7

Income before Income Taxes	245.7	223.2	10
Provision for Income Taxes	76.0	55.5	37

NET INCOME	$169.7	$167.7	1%

Earnings Allocated to Participating Securities	2.7	2.5	8%
Earnings Allocated to Common and Potential Common Shares	167.0	165.2	1

Per Common Share
Net Income
Basic	$0.70	$0.69	1%
Diluted	0.70	0.69	1

Average Common Equity	$7,775.7	$7,552.0	3%
Return on Average Common Equity	8.66%	8.83%	(2)
Return on Average Assets	0.68%	0.73%	(7)

Cash Dividends Declared per Common Share	$0.31	$0.30	3%

Average Common Shares Outstanding (000s)
Basic	238,228	239,456
Diluted	239,656	239,916
Common Shares Outstanding (EOP) (000s)	237,322	268,915

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	FOURTH QUARTER	THIRD QUARTER
	2013	2013	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$673.8	$648.0	4%
Foreign Exchange Trading Income	50.8	62.8	(19)
Treasury Management Fees	17.5	17.6	(1)
Security Commissions and Trading Income	14.6	16.8	(13)
Other Operating Income	38.2	67.2	(43)
Investment Security Gains (Losses), net	0.4	(2.2)	N/M

Total Noninterest Income	795.3	810.2	(2)

Net Interest Income
Interest Income	302.4	291.1	4
Interest Expense	52.5	54.1	(3)

Net Interest Income	249.9	237.0	5

Total Revenue	1,045.2	1,047.2	—

Provision for Credit Losses	5.0	5.0	—

Noninterest Expense
Compensation	334.8	324.6	3
Employee Benefits	66.5	63.5	5
Outside Services	152.1	145.9	4
Equipment and Software	98.6	95.5	3
Occupancy	43.8	43.3	1
Other Operating Expense	98.7	67.9	45

Total Noninterest Expense	794.5	740.7	7

Income before Income Taxes	245.7	301.5	(18)
Provision for Income Taxes	76.0	95.0	(20)

NET INCOME	$169.7	$206.5	(18)%

Earnings Allocated to Participating Securities	2.7	3.5	(23)%
Earnings Allocated to Common and Potential Common Shares	167.0	203.0	(18)

Per Common Share
Net Income
Basic	$0.70	$0.85	(18)%
Diluted	0.70	0.84	(17)

Average Common Equity	$7,775.7	$7,697.8	1%
Return on Average Common Equity	8.66%	10.64%	(19)
Return on Average Assets	0.68%	0.86%	(21)

Cash Dividends Declared per Common Share	$0.31	$0.31	—%

Average Common Shares Outstanding (000s)
Basic	238,228	239,930
Diluted	239,656	241,331
Common Shares Outstanding (EOP) (000s)	237,322	238,984

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)

	TWELVE MONTHS
	2013	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,609.8	$2,405.5	8%
Foreign Exchange Trading Income	244.4	206.1	19
Treasury Management Fees	69.0	67.4	2
Security Commissions and Trading Income	68.0	73.6	(8)
Other Operating Income	166.5	154.9	8
Investment Security Gains (Losses), net	(1.5)	(1.7)	(9)

Total Noninterest Income	3,156.2	2,905.8	9

Net Interest Income
Interest Income	1,155.5	1,287.7	(10)
Interest Expense	222.4	297.4	(25)

Net Interest Income	933.1	990.3	(6)

Total Revenue	4,089.3	3,896.1	5

Provision for Credit Losses	20.0	25.0	(20)

Noninterest Expense
Compensation	1,306.6	1,267.4	3
Employee Benefits	257.5	258.2	—
Outside Services	564.1	529.2	7
Equipment and Software	377.6	366.7	3
Occupancy	173.8	174.4	—
Other Operating Expense	314.2	282.9	11

Total Noninterest Expense	2,993.8	2,878.8	4

Income before Income Taxes	1,075.5	992.3	8
Provision for Income Taxes	344.2	305.0	13

NET INCOME	$731.3	$687.3	6%

Earnings Allocated to Participating Securities	11.9	10.0	19%
Earnings Allocated to Common and Potential Common Shares	719.4	677.3	6

Per Common Share
Net Income
Basic	$3.01	$2.82	7%
Diluted	2.99	2.81	6

Average Common Equity	$7,667.0	$7,358.2	4%
Return on Average Common Equity	9.54%	9.34%	2
Return on Average Assets	0.77%	0.74%	4

Cash Dividends Declared per Common Share	$1.23	$1.18	4%

Average Common Shares Outstanding (000s)
Basic	239,265	240,418
Diluted	240,555	240,881
Common Shares Outstanding (EOP) (000s)	237,322	238,915

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	DECEMBER 31
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$529.6	$60.8	N/M %
Interest-Bearing Deposits with Banks	19,397.4	18,803.5	3
Federal Reserve Deposits and Other Interest-Bearing	12,911.5	7,619.7	69
Securities
U.S. Government	1,917.9	1,784.6	7
Obligations of States and Political Subdivisions	229.8	343.4	(33)
Government Sponsored Agency	17,563.8	18,751.7	(6)
Other (**)	11,431.7	10,604.5	8

Total Securities	31,143.2	31,484.2	(1)
Loans and Leases	29,385.5	29,504.5	—

Total Earning Assets	93,367.2	87,472.7	7
Allowance for Credit Losses Assigned to Loans and Leases	(278.1)	(297.9)	(7)
Cash and Due from Banks	3,162.4	3,752.7	(16)
Buildings and Equipment	458.8	469.9	(2)
Client Security Settlement Receivables	1,355.2	2,049.1	(34)
Goodwill	540.7	537.8	1
Other Assets	4,341.1	3,479.5	25

Total Assets	$102,947.3	$97,463.8	6%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,991.5	$15,189.7	(1)%
Savings Certificates and Other Time	1,874.4	2,466.1	(24)
Non-U.S. Offices - Interest-Bearing	48,461.7	39,720.2	22

Total Interest-Bearing Deposits	65,327.6	57,376.0	14
Short-Term Borrowings	3,441.0	1,847.4	86
Senior Notes	1,996.6	2,405.8	(17)
Long-Term Debt	1,709.2	1,421.6	20
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	72,751.5	63,327.8	15
Demand and Other Noninterest-Bearing Deposits	18,770.5	24,031.8	(22)
Other Liabilities	3,513.3	2,577.2	36

Total Liabilities	95,035.3	89,936.8	6
Total Equity	7,912.0	7,527.0	5

Total Liabilities and Stockholders’ Equity	$102,947.3	$97,463.8	6%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)

	DECEMBER 31	SEPTEMBER 30
	2013	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$529.6	$534.6	(1)%
Interest-Bearing Deposits with Banks	19,397.4	17,383.9	12
Federal Reserve Deposits and Other Interest-Bearing	12,911.5	8,452.8	53
Securities
U.S. Government	1,917.9	1,524.5	26
Obligations of States and Political Subdivisions	229.8	263.2	(13)
Government Sponsored Agency	17,563.8	17,066.0	3
Other (**)	11,431.7	12,123.6	(6)

Total Securities	31,143.2	30,977.3	1
Loans and Leases	29,385.5	29,064.8	1

Total Earning Assets	93,367.2	86,413.4	8
Allowance for Credit Losses Assigned to Loans and Leases	(278.1)	(287.2)	(3)
Cash and Due from Banks	3,162.4	2,690.7	18
Buildings and Equipment	458.8	444.3	3
Client Security Settlement Receivables	1,355.2	1,630.2	(17)
Goodwill	540.7	537.7	1
Other Assets	4,341.1	4,540.4	(4)

Total Assets	$102,947.3	$95,969.5	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,991.5	$13,802.6	9%
Savings Certificates and Other Time	1,874.4	1,939.6	(3)
Non-U.S. Offices - Interest-Bearing	48,461.7	45,017.2	8

Total Interest-Bearing Deposits	65,327.6	60,759.4	8
Short-Term Borrowings	3,441.0	3,327.3	3
Senior Notes	1,996.6	1,996.5	—
Long-Term Debt	1,709.2	993.5	72
Floating Rate Capital Debt	277.1	277.1	—

Total Interest-Related Funds	72,751.5	67,353.8	8
Demand and Other Noninterest-Bearing Deposits	18,770.5	17,402.3	8
Other Liabilities	3,513.3	3,396.3	3

Total Liabilities	95,035.3	88,152.4	8
Total Equity	7,912.0	7,817.1	1

Total Liabilities and Stockholders’ Equity	$102,947.3	$95,969.5	7%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	FOURTH QUARTER
	2013	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$549.7	$239.3	130%
Interest-Bearing Deposits with Banks	18,264.9	18,355.2	—
Federal Reserve Deposits and Other Interest-Bearing	13,220.9	4,118.7	N/M
Securities
U.S. Government	1,318.8	1,785.1	(26)
Obligations of States and Political Subdivisions	248.2	371.8	(33)
Government Sponsored Agency	17,574.6	19,041.4	(8)
Other (**)	11,566.5	9,793.3	18

Total Securities	30,708.1	30,991.6	(1)
Loans and Leases	28,858.1	29,180.8	(1)

Total Earning Assets	91,601.7	82,885.6	11
Allowance for Credit Losses Assigned to Loans and Leases	(283.8)	(298.1)	(5)
Cash and Due from Banks	2,676.5	4,059.3	(34)
Buildings and Equipment	454.2	461.2	(2)
Client Security Settlement Receivables	813.3	624.6	30
Goodwill	537.9	536.9	—
Other Assets	3,906.9	3,401.0	15

Total Assets	$99,706.7	$91,670.5	9%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,340.8	$14,023.4	2%
Savings Certificates and Other Time	1,861.6	2,728.9	(32)
Non-U.S. Offices - Interest-Bearing	47,920.3	37,461.3	28

Total Interest-Bearing Deposits	64,122.7	54,213.6	18
Short-Term Borrowings	4,989.9	1,614.2	N/M
Senior Notes	1,996.5	2,492.6	(20)
Long-Term Debt	1,485.8	1,423.7	4
Floating Rate Capital Debt	277.1	277.0	—

Total Interest-Related Funds	72,872.0	60,021.1	21
Demand and Other Noninterest-Bearing Deposits	16,004.8	21,280.4	(25)
Other Liabilities	3,054.2	2,817.0	8

Total Liabilities	91,931.0	84,118.5	9
Total Equity	7,775.7	7,552.0	3

Total Liabilities and Stockholders’ Equity	$99,706.7	$91,670.5	9%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)

	FOURTH QUARTER	THIRD QUARTER
	2013	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$549.7	$548.2	—%
Interest-Bearing Deposits with Banks	18,264.9	17,767.6	3
Federal Reserve Deposits and Other Interest-Bearing	13,220.9	7,987.5	66
Securities
U.S. Government	1,318.8	1,619.2	(19)
Obligations of States and Political Subdivisions	248.2	268.8	(8)
Government Sponsored Agency	17,574.6	17,082.6	3
Other (**)	11,566.5	11,592.8	—

Total Securities	30,708.1	30,563.4	—
Loans and Leases	28,858.1	28,662.4	1

Total Earning Assets	91,601.7	85,529.1	7
Allowance for Credit Losses Assigned to Loans and Leases	(283.8)	(289.6)	(2)
Cash and Due from Banks	2,676.5	2,776.8	(4)
Buildings and Equipment	454.2	453.0	—
Client Security Settlement Receivables	813.3	714.8	14
Goodwill	537.9	532.5	1
Other Assets	3,906.9	5,495.9	(29)

Total Assets	$99,706.7	$95,212.5	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,340.8	$14,286.5	—%
Savings Certificates and Other Time	1,861.6	1,969.0	(5)
Non-U.S. Offices - Interest-Bearing	47,920.3	43,064.7	11

Total Interest-Bearing Deposits	64,122.7	59,320.2	8
Short-Term Borrowings	4,989.9	5,447.2	(8)
Senior Notes	1,996.5	2,192.5	(9)
Long-Term Debt	1,485.8	978.5	52
Floating Rate Capital Debt	277.1	277.1	—

Total Interest-Related Funds	72,872.0	68,215.5	7
Demand and Other Noninterest-Bearing Deposits	16,004.8	16,134.2	(1)
Other Liabilities	3,054.2	3,165.0	(3)

Total Liabilities	91,931.0	87,514.7	5
Total Equity	7,775.7	7,697.8	1

Total Liabilities and Stockholders’ Equity	$99,706.7	$95,212.5	5%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION	Page 8
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2013				2012
	QUARTERS				QUARTERS
	FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$673.8	$648.0	$657.3	$630.7	$622.6
Other Noninterest Income	121.5	162.2	143.1	119.6	112.9
Net Interest Income	249.9	237.0	220.1	226.1	234.2

Total Revenue	1,045.2	1,047.2	1,020.5	976.4	969.7
Provision for Credit Losses	5.0	5.0	5.0	5.0	5.0
Noninterest Expense	794.5	740.7	729.7	728.9	741.5

Income before Income Taxes	245.7	301.5	285.8	242.5	223.2
Provision for Income Taxes	76.0	95.0	94.7	78.5	55.5

Net Income	$169.7	$206.5	$191.1	$164.0	$167.7

Per Common Share
Net Income - Basic	$0.70	$0.85	$0.78	$0.68	$0.69
- Diluted	0.70	0.84	0.78	0.67	0.69
Cash Dividends Declared per Common Share	0.31	0.31	0.31	0.30	0.30
Book Value (EOP)	33.34	32.71	32.17	31.82	31.51
Market Value (EOP)	61.89	54.38	57.90	54.56	50.16
Ratios
Return on Average Common Equity	8.66%	10.64%	10.02%	8.82%	8.83%
Return on Average Assets	0.68	0.86	0.83	0.73	0.73
Net Interest Margin (GAAP)	1.08	1.10	1.06	1.12	1.12
Net Interest Margin (FTE)	1.12	1.14	1.10	1.15	1.17

Risk-based Capital Ratios
Tier 1	13.4%	13.6%	13.1%	13.3%	12.8%
Total (Tier 1 + Tier 2)	15.8	14.9	14.4	14.7	14.3
Tier 1 Leverage	7.9	8.3	8.4	8.4	8.2
Tier 1 Common Equity (non-GAAP)	12.9	13.1	12.6	12.8	12.4

Assets Under Custody ($ In Billions) - EOP
Corporate	$5,079.7	$4,766.5	$4,538.9	$4,569.1	$4,358.6
Wealth Management	496.0	470.5	452.6	455.3	446.3

Total Assets Under Custody	$5,575.7	$5,237.0	$4,991.5	$5,024.4	$4,804.9

Assets Under Management ($ In Billions) - EOP	$884.5	$846.2	$803.0	$810.2	$758.9

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$262.8	$270.1	$266.7	$251.7	$254.8
Other Real Estate Owned (OREO)	11.9	13.9	14.5	10.5	20.3

Total Nonperforming Assets	$274.7	$284.0	$281.2	$262.2	$275.1

Nonperforming Assets / Loans and Leases and OREO	0.93%	0.98%	0.98%	0.91%	0.93%

Gross Charge-offs	$19.5	$11.6	$15.6	$12.6	$16.1
Less: Gross Recoveries	4.9	3.3	7.5	3.9	10.7

Net Charge-offs	$14.6	$8.3	$8.1	$8.7	$5.4

Net Charge-offs (Annualized) to Average Loans and Leases	0.20%	0.12%	0.11%	0.12%	0.07%
Allowance for Credit Losses Assigned to Loans and Leases	$278.1	$287.2	$290.4	$294.1	$297.9
Allowance to Nonperforming Loans and Leases	1.1x	1.1x	1.1x	1.2x	1.2x
Allowance for Other Credit-Related Exposures	$29.8	$30.3	$30.3	$29.7	$29.7